EXHIBIT 3


                                    May 16, 1997



Mason Hill & Co., Inc.
110 Wall Street
New York, New York 1005

               Re:   Lexington Healthcare Group, Inc.

Dear Sir or Madame:

     The undersigned, a beneficial owner of the common stock of Lexington Healthcare Group, Inc. (the "Company"), understands that the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (No. 333-15849) for the registration of Common Stock and redeemable warrants (the "Redeemable Warrants") of the Company (the "Registration Statement") in connection with a public offering of such securities. The undersigned further understands that upon the effectiveness of the Registration Statement, the Company and Mason Hill & Co., Inc. (the "Underwriter") entered into an underwriting agreement (the "Underwriting Agreement") in connection with such public offering.

     In order to induce the Underwriter to proceed with such public offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should such public offering be effectuated, the undersigned will not, without the prior written consent of the Underwriter, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company owned by the undersigned, or subsequently acquired through the exercise or issuance of any options, warrants or rights, split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the twenty-four (24) month period commencing on the effective date of said public offering. Notwithstanding the above provision, the undersigned may transfer any of such securities in a private transfer provided that the transferee agrees to be bound by an identical lock-up provision and that the securities transferred to the transferee shall bear an appropriate restrictive legend. Furthermore, the undersigned will permit all certificates evidencing the undersigned's shares of Common Stock or other securities to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company.

     In the event that the Registration Statement becomes effective, the undersigned agrees to be bound by the provisions of this Agreement.

                                    Very truly yours,


                                    _________________________________________
                                    Printed Name


                                    _________________________________________
                                    Signature


                                    _________________________________________
                                    If the signatory is an entity, print name and title of individual signing


_____________________________________
Please indicate number of shares of
Common Stock owned.

Please list any options, warrants,
rights or convertible securities owned
and the number of shares of Common
Stock issuable upon the exercise or
conversion of such securities:


_____________________________________
Options


_____________________________________
Warrants


_____________________________________
Rights


_____________________________________
Convertible Securities